UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 8, 2014

Fullcircle Registry, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-51918	87-0653761
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

161 Alpine Drive, Shelbyville, KY 40065
(Address of principal executive offices)

(502) 410-4500
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant's Certifying Accountant.

On October 8, 2014, the Board of Directors of FullCircle Registry, Inc. (the "Company") accepted the resignation of its independent registered public accounting firm, Rodefer, Moss & Co. PLLC.

Rodefer, Moss & Co. PLLC’s audited report on the financial statements for the two fiscal years ended December 31, 2013 contains a note as to the Company's ability to continue as a going concern. The note indicated that the Company has suffered recurring losses from operations and has a net working capital deficiency that raises substantial doubt about the Company’s ability to continue as a going concern.

In connection with the audits of the Company's financial statements for the period from January 1, 2012  through the date of resignation, there were no disagreements with Rodefer, Moss & Co. PLLC, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

During the Company’s fiscal years ended December 30, 2012 and 2013, and through June 30, 2014, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Registrant has provided Rodefer, Moss & Co. PLLC with a copy of this disclosure and has requested that they furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of the letter from Rodefer, Moss & Co. PLLC addressed to the U.S. Securities and Exchange Commission is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Exhibits

Exhibit Number	Description
16.1	Letter from Rodefer, Moss & Co. PLLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fullcircle Registry, Inc.

Date: October 14, 2014	By:	/s/ Norman L. Frohreich
Norman L. Frohreich, President

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